Exhibit 99.1

  HAMPTON ROADS BANKSHARES STOCK OFFERING FULLY SUBSCRIBED RAISING $19 MILLION

    NORFOLK, Va., Aug. 4 /PRNewswire-FirstCall/ -- Hampton Roads Bankshares, Inc. (Nasdaq: HMPR), the financial holding company for Bank of Hampton Roads, announced today that it raised approximately $19 million through a fully subscribed rights offering of 670,000 shares of common stock and a fully subscribed public offering of 1,179,200 shares of common stock. The offerings closed on July 25, 2006 and July 27, 2006, respectively.

    (Logo: http://www.newscom.com/cgi-bin/prnh/20060608/DCTH075LOGO )

    McKinnon & Company, Inc., an investment banking firm based in Norfolk, VA, served as the underwriter in the public offering.

    The Company intends to use the proceeds from the offerings to support future growth and expansion.

    About Hampton Roads Bankshares

    Hampton Roads Bankshares, Inc. is a financial holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company's primary subsidiary is Bank of Hampton Roads, which opened for business in 1987. The Bank engages in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, the Bank operates 17 banking offices in the Hampton Roads region of southeastern Virginia. Additional information about the Company and its subsidiaries can be found on the Web at http://www.bankofhamptonroads.com.

    Certain statements in this report may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and other reports filed and furnished to the Securities and Exchange Commission.

SOURCE  Hampton Roads Bankshares, Inc.
    -0-                             08/04/2006
    /CONTACT: Tiffany K. Glenn, Senior Vice President and Marketing Officer of Hampton Roads Bankshares, Inc., +1-757-217-1000/
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20060608/DCTH075LOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com/
    /Web site:  http://www.bankofhamptonroads.com /
    (HMPR)